EXHIBIT 10.10

[Date]


THE SHEMANO GROUP, INC.
601 California Street, Suite 1150
San Francisco, California 94108


Re:   Santa Monica Media Corporation


Gentlemen:

         This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Santa Monica Media Corporation, a Delaware corporation (the "Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of common stock, par value $.001 per share, of the Company (the "Common Stock") and one Warrant to purchase a share of Common Stock. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company's IPO unless The Shemano Group, Inc. ("Shemano") informs the Company of its decision to allow earlier separate trading.

         The undersigned agrees that this letter agreement constitutes an irrevocable order for Shemano to purchase for the undersigned's account within the three month period commencing on the date separate trading of the Warrants commences ("Separation Date") up to $____,000 of Warrants at market prices not to exceed $1.20 per Warrant ("Shemano Warrant Purchase"). Shemano (or such other broker dealer(s) as Shemano may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the three month period commencing on the Separation Date. Shemano further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

         The undersigned may notify Shemano that all or part of the Shemano Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to Shemano by the undersigned (such affiliate or other person or entity, a "Designee")) who (or which) has an account at Shemano and, in such event, Shemano will make such purchase on behalf of said Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the Designee fails to make such payment.

         The undersigned agrees that neither the undersigned nor any Designee of the undersigned shall sell or transfer the Warrants until the earlier of the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination involving the Company and acknowledges that, at the option of Shemano, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

         This letter agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of California, with regard to the conflicts of laws principals thereof. This Agreement shall be binding upon the undersigned and the heirs, successors and assigns of the undersigned.

                                              Very truly yours,


                                              -----------------------------
                                              [Name]